                                                                    EXHIBIT 10.5

 THE SECURITIES EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE
   SECURITIES ACT OF 1933, AS AMENDED, HAVE BEEN TAKEN FOR INVESTMENT AND MAY
     NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE
       DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

                          First Stock Option Agreement

     This First Stock Option Agreement (the "Agreement") is made as of the 30th day of December, 1998, by and among Online Transaction Technologies, Inc., a California corporation (the "Company"), and Cumetrix Data Systems Corporation, a California corporation ("Holder").

                                    Recitals

     A. The Company and Holder have agreed to enter into a Preferred Stock Purchase Agreement, dated as of the date hereof (the "Purchase Agreement") relating to the sale and issuance of shares of the Company's Series A-1 Preferred Stock.

     B. The Company desires to grant Holder, pursuant to the Purchase Agreement and in consideration of Holder's agreement to enter into the Purchase Agreement, the right to purchase shares of its Series A-2 Preferred Stock.

     Now therefore, in consideration of the foregoing and of the mutual covenants and agreements set forth below, the parties hereto covenant and agree as follows:

                                   Agreement

1.   Options.

     1.1 Grant of Option. The Holder is hereby granted an option (the "First Option") to purchase such number of shares (rounded up to the nearest whole share) of the Company's Series A-2 Preferred Stock (the "First Option Shares") equal to the remainder of (A) the quotient of (x) the number of shares of the Company's Common Stock issued and outstanding (including shares issuable pursuant to outstanding options, warrants, rights and convertible debt or equity securities other than options granted pursuant to this Agreement) as of the date the First Option is exercised, divided by (y) .7429 minus (B) the number of
                                                    -----
shares of the Company's Common Stock issued and outstanding (including shares issuable pursuant to outstanding options, warrants, rights and convertible debt or equity securities other than options granted pursuant to this Agreement) all determined on an as-converted basis as of the date the First Option is exercised. The per share exercise price for the First Option Shares (the "First Option Share Price") shall be equal to the quotient of (x) $900,000 divided by
(y) the number of First Option

Shares. The total purchase price (the "Total Purchase Price") of the First Option Shares shall be $900,000. The number and purchase price of such shares are subject to adjustment as provided in Section 2 hereof.

     1.2 Exercise of Option. The First Option may be exercised at any time, only as to all of the First Option Shares, commencing on the date hereof and ending the later of (i) at 5:00 p.m., California Time, on February 1, 1999, and
(ii) seven (7) business days following such time as the Company delivers to the Holder the Company's interactive software capable of performing in all material respects the operations and functions set forth on Exhibit B (the "Term"). The First Option may be exercised prior to the expiration of the Term by the execution and delivery to the Company of a written notice in the form of Exhibit "A" attached hereto, duly completed and executed. The written notice shall be accompanied by payment of the Total Purchase Price in immediately available funds.

2. Adjustments to Exercise Price and Number of Option Shares. The First Option Share Price and number of First Option Shares shall be subject to adjustment from time to time as follows:

     2.1 In case of any capital reorganization, any reclassification of the Common Stock (other than a change in par value), or the consolidation of the Company with, or a sale of substantially all of the assets of the Company to (which sale is followed by a liquidation or dissolution of the Company), or merger of the Company with, another person, except in the case of a consolidation, sale or merger resulting in a Liquidity Event (as defined below), Holder shall thereafter be entitled upon exercise of the First Option to purchase the kind and number of shares of stock or other securities or property of the surviving corporation receivable upon such event by a holder of the number of shares of the Common Stock which the First Option entitles Holder to purchase from the Company immediately prior to such event; and in any such case, appropriate adjustment shall be made in the application of the provisions set forth in this Agreement with respect to Holder's rights and interests thereafter, to the end that the provisions set forth in this Agreement (including the specified changes and other adjustments to the First Option Share Price and the Total Purchase Price) shall thereafter be applicable in relation to any other shares or other property thereafter purchasable upon exercise of the First Option.

     2.2 A consolidation of the Company with, or a sale of substantially all of the assets of the Company to (which sale is followed by a liquidation or dissolution of the Company), or the merger of the Company with, any other person, in each case resulting in a Liquidity Event shall cause the First Option Shares to terminate on the effective date of such consolidation, sale or merger, provided, however, that Holder shall have the right ending on the fifth day prior to such consolidation, sale or merger to exercise the First Option Shares in part or in whole.

     2.3  A consolidation, sale or merger of the Company as described in Section
2.1 and 2.2 above shall be deemed to result in a "Liquidity Event" if (i) the Company is not the "Surviving Corporation" in such consolidation, sale or merger, and (ii) all of the securities of the

Company outstanding immediately prior to such consolidation, sale or merger are exchanged, sold, redeemed or otherwise converted into cash or publicly traded securities. The determination as to whether or not the Company is the "surviving corporation" in any consolidation, sale or merger shall be made on the basis of the relative equity interests of the shareholders in the Company existing after such consolidation, sale or merger as follows: If following any consolidation, sale or merger the holders of outstanding voting securities of the Company prior to such consolidation, sale or merger own equity securities possessing more than 50% of the voting power of the corporation existing after such consolidation, sale or merger then for purposes of this Agreement, the Company shall be the surviving corporation. In all other cases, the Company shall not be the surviving corporation. In making the determination of ownership by the stockholders of a corporation, immediately after a consolidation, sale or merger, of securities pursuant to this Section 2.3, securities which they owned immediately prior to such consolidation, sale or merger as stockholders of another party to the transaction shall be disregarded.

     2.4 In the case the Company, subsequent to the date hereof and prior to the exercise of this First Option, distributes to any holders of Common Stock, assets (including cash distributions), then upon the exercise of the First Option, Holder shall be entitled to receive an amount equal to the greatest per share amount of consideration received by any holder of the Common Stock times the number of shares of Common Stock into which the shares purchased upon exercise of the First Option are convertible.

     2.5 The grant of the First Option shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes in its capital or business structure, or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

3. Representations, Warranties and Covenants of Holder. Holder makes the following representations, warranties and covenants:

     3.1 Holder is acquiring the First Option Shares for its own account with the present intention of holding such security for investment purposes only and not with a view to, or for sale in connection with, any distribution of such securities (other than a distribution in compliance with all applicable federal and state securities laws); provided, that nothing contained herein will prevent Holder and its permitted assigns from transferring such securities in compliance with the provisions of Section 5 of this Agreement.

     3.2 Holder is an experienced and sophisticated investor and has such knowledge and experience in financial and business matters that it is capable of evaluating the relative merits and the risks of an investment in the First Option and in the First Option Shares and of protecting its own interests in connection with this transaction.

     3.3 Holder is willing to bear and is capable of bearing the economic risk of an investment in the First Option and the First Option Shares. In making this representation, consideration has been given to the fact that there is no public market for the First Option and the First Option Shares and as to whether the Holder could afford to hold the First Option and the First Option Shares for an indefinite period of time and whether, at this time, Holder could afford a complete loss of its First Option and the First Option Shares. Holder understands that the restrictions on transfer placed upon Holder pursuant to the provisions of
Section 5 of this Agreement may result in Holder being required to hold the First Option until the date of expiration thereof or to hold the First Option Shares for an indefinite period off time.

     3.4 The Company has made available, prior to the date of this Agreement, to Holder the opportunity to ask questions of the Company and its officers, and to receive from the Company and its officers information concerning the terms and conditions of the First Option and this Agreement and to obtain any additional information with respect to the Company, its business, operations and prospects, as reasonably requested by Holder.

     3.5 Holder is an "accredited investor" as that term is defined under Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") and an "excluded purchaser" as such term is defined in Section 260.102.13 of the Rules of the California Corporations Commissioner.

4. Reservation of Stock. The Company covenants that it will at all times reserve and keep (i) available out of its authorized but unissued shares of Series A-2 Preferred Stock, solely for the purpose of issuance upon exercise of the First Option, such number of shares of Series A-2 Preferred Stock as shall at any time be issuable upon the exercise of the First Option and (ii) out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the shares of Series A-2 Preferred Stock issuable upon exercise of the First Option, such number of shares of Common Stock as shall at any time be issuable upon conversion of the Series A-2 Preferred Stock issuable upon exercise of the First Option.

5.   Restrictions On Transfer Or Exercise Of The Options.

     5.1 All certificates representing the First Option Shares and any certificates representing the Common Stock issuable upon conversion of the First Option Shares will bear the following legend:

          "The Securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, (the "Act") and may not be sold, transferred, or otherwise disposed of unless registered in accordance with said Act or pursuant to an exemption from the registration thereunder."

          If in the reasonable opinion of counsel for the Company, or the opinion of counsel for Holder all future dispositions of any of the First Option or First Option Shares by the contemplated transferee would be exempt from the registration and prospectus delivery requirements of the Securities Act and the qualification requirements of the California Corporate Securities Law, then the restrictions on transfer of such securities contained in this Section 5 shall not apply to any subsequent transfer thereof and the legend set forth above may be removed from the certificates representing such securities.

     5.2 Holder may not transfer, sell, pledge, assign or hypothecate the First Option or the First Option Shares to any person or entity and no person other than Holder may exercise any options unless the transfer of the First Option or First Option Shares to such person was permitted by this Section 5. Prior to any exercise of the First Options or any transfer or attempted transfer of any of the First Options or First Option Shares, Holder shall give the Company written notice of its intention so to do, describing briefly the manner of any such proposed exercise, sale or transfer. The Company agrees to permit such exercise or transfer, provided that such exercise or transfer is not prohibited by this Section 5 and that the Company is reasonably satisfied that such exercise or transfer complies with all applicable federal and state securities laws and regulations, and provided, further, in the case of a sale or transfer Holder deliver to the Company an assignment form in the form attached to this Agreement.

6. Registration Under The Securities Act Of 1933 (the "1933 Act"). The Holder will have the right to cause the Common Stock into which the First Option Shares are convertible to be registered under the 1933 Act in accordance with Section 8 of the Purchase Agreement.

7.   Disputes.

     7.1  Arbitration.

          7.1.1 Except as otherwise expressly provided for in Section 6(c) below, all disputes arising in connection with this Agreement shall be finally settled by arbitration in Los Angeles, California, in accordance with the rules of the American Arbitration Association (the "Rules of Arbitration") and judgment on the award rendered by the arbitration panel (the "Arbitration Panel") may be entered in any court or tribunal of competent jurisdiction.

          7.1.2 Any party which desires to initiate arbitration proceedings as provided in Section 7.1.1 above may do so by delivering written notice to the other party (the "Arbitration Notice") specifying (A) the nature of the dispute or controversy to be arbitrated, (B) the name and address of the arbitrator appointed by the party initiating such arbitration and (C) such other matters as may be required by the Rules of Arbitration.

          7.1.3 The party who receives an Arbitration Notice shall appoint an arbitrator and notify the initiating party of such arbitrator's name and address within 30 days after delivery of the Arbitration Notice; otherwise, a second arbitrator shall be appointed at the request of the party who delivered the Arbitration Notice as provided in the Rules of Arbitration. The two arbitrators so appointed shall appoint a third arbitrator who shall be the chairman of the Arbitration Panel and who shall be of American nationality. Should the arbitrators appointed by the parties not agree upon the appointment of the third arbitrator within 30 days of their appointment, the third shall be appointed in accordance with the Rules of Arbitration.

          7.1.4 In any arbitration proceeding conducted pursuant to the provision of this Section 7, both parties shall have the right to discovery, to call witnesses and to cross-examine the opposing party's witnesses, either through legal counsel, expert witnesses or both, and such proceedings shall be conducted in the English language.

     7.2 Finality of Decision. All decisions of the Arbitration Panel shall be final, conclusive and binding on all parties and shall not be subject to judicial review. The arbitrator shall divide all costs (other than fees of counsel) incurred in conducting the arbitration proceeding and the final award in accordance with what they deem just and equitable under the circumstances.

     7.3 Limitations. Notwithstanding anything to the contrary contained in Sections 6.1 and 6.2 above, any claim by either party for injunctive or other equitable relief, including specific performance, may be brought in the Superior Court of the State of California for Los Angeles County, or in the United States District Court for the Central District of California, and any judgment, order or decree relating thereto shall have precedence over any arbitral award or proceeding. The Company and the Executive each consent and submit in advance to the jurisdiction of the above-mentioned courts and agrees that venue will be proper in such courts on any such matter.

8.   Miscellaneous.

     8.1 All notices or demands shall be in writing and shall be delivered personally, electronically, telegraphically, or by express or certified mail or registered mail or by private overnight express mail service. Delivery shall be deemed conclusively made (i) at the time of delivery if personally delivered,
(ii) immediately in the event notice is delivered by transmittal over electronic or telephonic transmitting devices, such as telex or telecopy, provided, the party to whom the notice is delivered has a compatible device and electronically or by other written document confirms receipt thereof, or the party otherwise confirms actual receipt thereof, (iii) at the time that the telegraphic agency confirms to the sender delivery thereof to the addressee if served telegraphically, (iv) twenty-four (24) hours after delivery to the carrier if served by any private, overnight, express mail service, (v) twenty-four (24) hours after deposit thereof in the United States mail, properly addressed and postage prepaid, return receipt requested, if served by express mail, or (vi) five (5) days after deposit thereof in the United States mail, properly addressed and postage prepaid, return receipt requested, if served by certified mail.

     Any notice or demand to the Company shall be given to:

               Online Transaction Technologies, Inc.
               909 6th Street, Suite 6
               Santa Monica, California 90403

               Attn:  Board of Directors

     Any notice of demand to the Holder shall be given to:

               Cumetrix Data Systems Corp.
               957 Lawson Street
               Industry, California 9148
               Fax:  (626) 965-8159
               Attn:  Max Toghraie
                      ------------

Any party may, by virtue of written notice in compliance with this paragraph, alter or change the address or the identity of the person to whom any notice, or copy thereof, is to be delivered.

     8.2 Each party shall execute and deliver all such further instruments, documents and papers, and shall perform any and all acts necessary, to give full force and effect to all of the terms and provisions of this Agreement.

     8.3 No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies.

     8.4 This Agreement and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder except that the rights contained in Section 6 may not be transferred to a purchaser the First Option Shares pursuant to a registration statement under the Act covering such proposed distribution or pursuant to the limitations contained in Rule 144 of the Act. The provisions of this Agreement are intended to be for the benefit of all holders from time to time of this Agreement, and shall be enforceable by any such holder.

     8.5 The Company shall not by any action including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of the Option above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of the Option, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the company to perform its obligations under this Agreement. Upon the request of Holder, the Company will at any time during the term of this Agreement acknowledge in writing, in form reasonably satisfactory to Holder, the continuing validity of this Agreement and the obligations of the Company hereunder.

     8.6 Upon receipt by the Company from Holder of evidence reasonably satisfactory to the Company of the ownership of any loss, theft, distribution or mutilation of this Agreement and indemnity reasonably satisfactory to the Company (it being understood that the written agreement of Holder shall be sufficient indemnity) and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Agreement of like tenor to Holder; provided, in the case of mutilation, no indemnity shall be required if this Agreement in identifiable form is surrendered to the Company for cancellation.

     8.7 This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and fully to be performed therein. In all matters of interpretation, whenever necessary to give effort to any provision of this Agreement, each gender shall include the others, the singular shall include the plural, and the plural shall include the singular. The titles of the paragraphs of this Agreement are for convenience only and shall not in any way affect the interpretation of any provision or condition of this Agreement. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of an other remedy, right, undertaking, obligation or agreement of any party. Each party and its counsel have reviewed and revised this Agreement. As a result, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits thereto.

     8.8 This Agreement may be executed in counterparts which, taken together, shall constitute the whole of the agreement as between the parties.

     8.9 Each party to this Agreement which is a corporation hereby represents and warrants that all necessary corporate action has been taken, including the due adoption of a resolution by its board of directors sufficient to enable such corporation to enter into this Agreement, to be bound thereby and to perform fully as required hereunder.

     8.10 Each person executing this Agreement on behalf of an entity represents and warrants that he or she has been duly authorized to enter into this Agreement on behalf of such entity, and that such entity is thereby fully bound.

     8.11 The terms and conditions of this Agreement shall be subject to all applicable laws and regulations of any governing jurisdictions. If an clause or provision of this Agreement is illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event, the remainder of this Agreement shall not be affected thereby, and in lieu of each clause or provision of this Agreement that is illegal, invalid or unenforceable, there shall be added a clause or provision as similar in terms and in amount to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable, as long as it does not otherwise frustrate the principal purposes of this Agreement.

     8.12 This Agreement may be amended or modified only with the written agreement of the Company and upon the written consent of a majority of the Holders.

     8.13 In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     In Witness Whereof, the parties have entered into and executed this Option Agreement as of the date first above written.

                              Online Transaction Technologies, Inc.



                              By:    /s/ COLIN KRUGER
                                     ----------------

                              Its:   Chief Executive Officer
                                     -----------------------


                              Cumetrix Data Systems Corporation



                              By:    /s/ MAX TOGHRAIE
                                     ----------------

                              Its:   Chief Executive Officer
                                     -------------------------

                                  EXHIBIT "A"

                              Notice of Exercise

             (To be signed only upon exercise of the First Option)

TO:  Online Transaction Technologies, Inc.


     The undersigned, hereby irrevocably elects to exercise the purchase rights represented by the First Option granted to the undersigned on ____________, 1998 and to purchase thereunde ___* shares of Series A-2 Preferred Stock of Online Transaction Technologies, Inc., (the "Company") and herewith encloses payment of $900,000 in full payment for the First Option Shares .

Dated:  ________________, _______



                               -----------------------------
                              (Signature must conform in all

                              respects to name of either holder

                              as specified on the face of the

                              Option)



                               -------------------------------
                              (Please Print Name)



                               -------------------------------
                              (Address)

                                   EXHIBIT B


                           SPECIFICATIONS OF SOFTWARE



                    To be provided separately to the Holder





                                       2